Exhibit 10.6.2

PartnerRe Ltd.

Executive Share-Settled Share Appreciation Right Agreement

<Name>

<Date>

This Share-Settled Share Appreciation Right Award Agreement (the “Award Agreement”) commences and is made effective as of <Date>, by and between PartnerRe Ltd. (the “Company”), and <Name> (the “Participant”), an employee of the PartnerRe Group (which is defined to include PartnerRe Ltd. and its affiliates and subsidiaries).

WHEREAS, the Company desires to afford the Participant the opportunity to acquire common shares, $1.00 par value, of the Company (“Shares”) pursuant to the PartnerRe Ltd. Amended and Restated Employee Equity Plan (the “Plan”); and

WHEREAS, the Company wishes to provide a means through which the PartnerRe Group may attract able persons to enter and remain in employment or other service with the Company and motivate and reward key employees and other persons, including the Participant, to contribute significantly to the success of the Company, thereby furthering the best interests of the Company and its shareholders;

NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions; Conflicts. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Plan, terms and provisions of which are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the terms and provisions of this Award Agreement or a prospectus, the terms and provisions of the Plan shall govern and control. In the event of a conflict or inconsistency between the terms and provisions of this Award Agreement and a prospectus, the terms and provisions of this Award Agreement shall govern and control.

2. Purpose of Award Agreement. The purpose of this Award Agreement is to grant an award of Share-Settled Share Appreciation Right (the “SSAR”) to the Participant. The SSAR represents the right to acquire up to, but not exceeding in the aggregate, the number of Shares as set forth in the Notice of SSAR, subject to the terms of the Plan. This Award Agreement is entered into pursuant to the terms of the Plan, and, by receipt of this Award Agreement, the Participant acknowledges receipt of a copy of the Plan and further agrees to be bound thereby and by the actions of the Committee pursuant to the Plan.

3. Grant of SSAR. The Participant is granted an award of SSAR with respect to the number of Shares and on the date (the “Grant Date”) as specified in the Notice of SSAR.

4. Exercise Price. The exercise price per Share of the SSAR shall be the price provided in the Notice of SSAR (the “Exercise Price”).

5. Term of SSAR. The term of the SSAR shall be no longer than ten (10) years from the Grant Date, subject to earlier termination as provided in Section 7 hereof.

6. Vesting of SSAR. Subject to the terms, conditions and limitations contained herein, the SSAR shall vest and become exercisable with respect to the Shares covered by such SSAR in accordance with the following schedule:

•	33% of the SSAR on the first anniversary of the Grant Date;

•	33% of the SSAR on the second anniversary of the Grant Date; and

•	34% of the SSAR on the third anniversary of the Grant Date.

7. Termination. In the event that the Participant ceases to be an employee of PartnerRe Group prior to the expiration of the term of the SSAR, as provided in Section 5 above (the “Expiration Date”), the following conditions shall apply:

a. Death or Disability. If the Participant ceases to be an employee of the PartnerRe Group as a result of the Participant’s death or Disability, (i) any portion of the SSAR that is vested on the date of such termination shall remain exercisable for twelve (12) months following the date of such termination, but in no event shall such vested portion remain exercisable later than the Expiration Date, and (ii) any unvested portion of the SSAR shall vest on the date of such termination and remain exercisable for twelve (12) months following the date of such termination, but in no event shall such vested portion remain exercisable later than the Expiration Date.

b. Resignation or Involuntary Termination. In the event the Participant’s employment with the PartnerRe Group is terminated by the Company (with or without Cause), or by the Participant (with or without Good Reason) other than for death, Disability or retirement (as defined below), (i) any portion of the SSAR that is vested on the date of such termination shall remain exercisable for three (3) months following the date of such termination, but in no event shall such vested portion remain exercisable later than the Expiration Date, and (ii) any unvested portion of the SSAR shall be forfeited on the date of such termination.

c. Retirement. If the Participant ceases to be an employee of the PartnerRe Group as a result of the Participant’s retirement, (i) any portion of the SSAR that is vested on the date of such termination shall remain exercisable until the Expiration Date and (ii) any unvested portion of the SSAR shall continue to vest in accordance with their original vesting schedule, subject to the provisions below:

i. Post-termination Covenants. Continuation of vesting following retirement and post-retirement exercisability are contingent upon the Participant’s compliance with certain limitations on the Participant’s business activity, including the following: (i) the Participant may not engage in business activities in the reinsurance industry, act on behalf of any entity, company or business that operates in the reinsurance industry, or otherwise compete with the PartnerRe Group in the locations where the PartnerRe Group operates, (ii) the Participant may not solicit employees or customers of PartnerRe on behalf of any entity, company or business that operates in the reinsurance business or otherwise competes with the PartnerRe Group in the locations where the PartnerRe Group operates, and (iii) the Participant may not disclose confidential or non-public information regarding the business of the PartnerRe Group (unless legally required to do so, and in such case only upon giving prior notice to the Company), in each of (i), (ii) and (iii) above, until 100% of the SSAR has vested and been exercised or expired.

ii. Definition of Retirement. For purposes of this Award Agreement, “retirement” means a voluntary termination after reaching either (a) age 65 or (b) age 60 with 10 years of service to the PartnerRe Group.

d. Conflict with Contract of Employment. In the event that any of the terms of the Participant’s contract of employment conflict with the provisions of this Section 7, the contract of employment shall prevail. For the avoidance of doubt, this Award shall follow the treatment of Options upon termination as set out in such contract of employment, if such contract of employment does not specify treatment of SSARs.

8. Method of Exercising SSAR. To exercise any portion of the SSAR, the Participant shall comply with the Company’s Designated Insider Trading Guidelines.

Upon effecting the exercise, the Company shall deliver to the Participant Shares issued in the Participant’s name for the number of Shares, to the nearest number of whole Shares, which represent the excess (if any) of the Fair Market Value of the Shares underlying the portion of the SSAR that is being exercised on the date of exercise over the aggregate Exercise Price of such Shares.

9. Entire Agreement. With the exception of any contract of employment applicable to the Participant with respect Section 7, the Plan and this Award Agreement (including the Notice of SSAR) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof. Any modification of this Award Agreement must be in writing signed by the Company. Decisions of the Committee with respect to the administration and interpretation of the Plan and this Award Agreement will be final, conclusive and binding on all persons.

10. No Additional Rights or Entitlements. The Participant hereby acknowledges and agrees that neither this Award nor the Plan shall be construed as giving the Participant any right to be retained in the employ of, or to continue to provide services to, the PartnerRe Group, and that the PartnerRe Group may at any time dismiss the Participant, free from any liability, or any claim under the Plan or this Award Agreement, unless otherwise expressly provided in the Plan or in this Award Agreement or in any other agreement binding the parties. The receipt of this Award under the Plan is not intended to confer any rights on the Participant except as set forth in this Award Agreement. The Participant further acknowledges and agrees that no payment under the Plan or this Award Agreement shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the PartnerRe Group except as may otherwise be specifically provided.

11. Change in Control. Upon a Change in Control, the SSAR will be subject to Section 12 of the Plan.

12. Retention of Awards. The Participant acknowledges that it is the intention of the Company that the Participant retain at least a portion of the Shares acquired pursuant to this Award and agrees to comply with any Share retention requirements that the Company may impose in connection with this Award.

13. Notices. All notices, requests and other communications under this Award Agreement shall be (i) if in writing, delivered in person (by courier or otherwise), mailed by certified or registered mail, or (ii) by email transmission, in each case return receipt requested, as follows:

if to the Company, to:

PartnerRe Ltd.

90 Pitts Bay Road

Pembroke HM 08

Bermuda

Attn: Philip Martin

Email: philip.martin@partnerre.com

if to the Participant, to the address that the Participant most recently provided to the Company,

or to such other address or email as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed received on the next succeeding business day in the place of receipt.

14. No Assignment or Transfer. The Participant’s rights and interest under the Plan or under this Award Agreement, including amounts payable, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of the Participant’s death, to a designated Beneficiary to the extent permitted by the Committee, or in the absence of such designation, by will or the laws of descent and distribution.

15. Successors and Assigns; No Third Party Beneficiaries. This Award Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Award Agreement, expressed or implied, is intended to confer on anyone other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Award Agreement.

16. Counterparts. This Award Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17. Governing Law. This Award Agreement shall be governed by and construed in accordance with the laws of Bermuda, without reference to the principles of conflicts of law thereof.

18. Headings. Headings are for the convenience of the parties and are not deemed to be part of this Award Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the date and year first written above.

PARTNERRE LTD.

By:

	Name:	Philip Martin
	Title:	Director of Group
Compensation & Benefits

Notice of Share-Settled Share Appreciation Rights

<Name>	Grant Number:	<###>
<Address 1>	Plan:	EEP
<Address 2>	ID:	<###>
<Address 3>

Grant Date:	<Date>
Type of Grant:	Share-Settled Share Appreciation Rights
Number of SSS:	<####>
Grant Price:	<$##.##>

Vesting Schedule:

Shares	Vest Type	Full Vest	Expiration

<####>	On Vest Date	<Date>	<Date>
<####>	On Vest Date	<Date>	<Date>
<####>	On Vest Date	<Date>	<Date>

For further information, please go on Relink under the Employee Services / HR Services/ Equity Plans section.

By your on-line acceptance and the Company’s signature below, you and the Company agree that these Share-Settled SARs are granted under and are governed by the terms and conditions of the Company’s Employee Equity Plan and the Share-Settled Share Appreciation Right Agreement.

PartnerRe Ltd.

Wellesley House, 90 Pitts Bay Road	Telephone	(1 441) 292 0888
Pembroke HM 08, Bermuda	Telefax	(1 441) 296 2250 http://www.partnerre.com